                                                                      EXHIBIT 12

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                                                SIX MONTHS
                                                              YEAR ENDED                                           ENDED
                               ------------------------------------------------------------------------   -----------------------
                               FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   AUGUST 31,   AUGUST 31,
                                   1993           1994           1995           1996           1997          1996         1997
                               ------------   ------------   ------------   ------------   ------------   ----------   ----------
Income before income taxes,
  minority interests and
  extraordinary charges......    $28,463        $19,655        $28,243        $32,122        $ 1,076       $  (489)     $ 2,581
Less income from equity
  investments................       (416)        (3,257)        (2,905)        (2,647)        (4,909)       (2,228)      (2,104)
Distributions from equity
  investments................         --          2,455          2,933          1,332          5,701         2,292        2,625
Fixed charges................      9,337         14,021         17,751         17,853         17,992         9,038        9,562
Less accretion related to LCI
  stock......................       (828)        (5,729)        (3,654)            --             --            --           --
Less capitalized interest....       (136)           (89)            --             --           (860)         (276)        (474)
                                 -------        -------        -------        -------        -------       -------      -------
         Earnings............    $28,420        $27,056        $42,368        $48,660        $19,000       $ 8,337      $12,190
                                 =======        =======        =======        =======        =======       =======      =======
Interest expense and other...    $ 7,158        $ 7,118        $13,083        $15,973        $14,881       $ 7,585      $ 7,736
Capitalized interest.........        136             89             --             --            860           276          474
Interest portion of rental
  expense....................      1,215          1,085          1,014          1,880          2,251         1,177        1,352
Accretion related to LCI
  stock......................        828          5,729          3,654             --             --            --           --
                                 -------        -------        -------        -------        -------       -------      -------
Fixed charges................    $ 9,337        $14,021        $17,751        $17,853        $17,992       $ 9,038      $ 9,562
                                 =======        =======        =======        =======        =======       =======      =======
Ratio of earnings to fixed
  charges....................       3.04           1.93           2.39           2.73           1.06          0.92         1.27
                                 =======        =======        =======        =======        =======       =======      =======
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

                    PROFORMA STATEMENT REGARDING COMPUTATION
                     OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                 YEAR ENDED       SIX MONTHS ENDED
                                                              FEBRUARY 28, 1997   AUGUST 31, 1997
                                                              -----------------   ----------------
Income before income taxes, minority interests and
  extraordinary charges.....................................       $(2,684)           $ 1,473
Less income from equity investments.........................        (4,909)            (2,104)
Distributions from equity investments.......................         5,701              2,625
Fixed charges...............................................        21,752             10,670
Less accretion related to LCI stock.........................            --                 --
Less capitalized interest...................................          (860)              (474)
                                                                   -------            -------
          Earnings..........................................       $19,000            $12,190
                                                                   =======            =======
Interest expense and other..................................       $18,641            $ 8,844
Capitalized interest........................................           860                474
Interest portion of rental expense..........................         2,251              1,352
Accretion related to LCI stock..............................            --                 --
                                                                   -------            -------
Fixed charges...............................................       $21,752            $10,670
                                                                   =======            =======
Ratio of Proforma earnings to Proforma fixed charges........          0.87               1.14
                                                                   =======            =======
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